EXHIBIT 16.1

DOV WEINSTEIN & CO C.P.A. (Isr.)

JERUSALEM, ISRAEL

July 3, 2018

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Zev Ventures, Inc (the “Company”) Form 8-K dated June 29, 2018, and are in agreement with the statements relating only to Weinstein & Co. contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/S/ Dov Weinstein & Co. C.P.A. (Isr.)